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THIS DOCUMENT IS A COPY OF THE EXHIBIT 10.66 FOR THE 10Q FILED ON MAY 15,
1996, PURSUANT TO A RULE 201 TEMPORARY HARDSHIP EXEMPTION.

                               FIRST AMENDMENT TO

                        CONTRACT MANUFACTURING AGREEMENT

     This First Amendment to Contract Manufacturing Agreement ("First Amendment") is made this 16th day of April, 1996 by and between BIOSYS, a Delaware corporation ("biosys"), and ARCHER-DANIELS-MIDLAND COMPANY, a Delaware corporation ("ADM").
                              W I T N E S S E T H:

     WHEREAS, biosys and ADM are parties to that certain Contract Manufacturing Agreement dated December 2, 1993 (the "Agreement"); and

     WHEREAS, biosys and ADM desire to amend the Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, it is agreed as follows:

          1. The Agreement is amended,  effective March 18, 1996, as follows:

               a) Section 3.02 is deleted and, in lieu thereof, the following is inserted as a new Section 3.02:

                    Fermentation Capacity. The biosys Facility shall have an initial capacity of five (5) nominal 22,000 gallon (16,000 W/V) main fermenters, five (5) nominal 2,000 gallon seed fermenters, and four (4) nominal 50 gallon propagation fermenters. The biosys fermenters shall be designated jointly by the parties.

               b) In Section 4.02, second line, the words "or Omega 3 Fatty Acid" are deleted.

               c) Section 6.01 is amended by deleting the fees for 1996 through 2006 and beyond and, in lieu thereof, inserting the following fees for the corresponding periods:
                                               Year                  Annual Fee
                                               1996               $2.825 million
                                               1997               $3.125 million
                                               1998               $3.750 million
                                               1999               $4.375 million
                                               2000               $4.375 million
                                               2001               $4.375 million
                                               2002               $4.675 million
                                               2003               $4.675 million
                                               2003               $4.675 million
                                               2004               $4.675 million
                                               2005               $5.0   million
                                               2006 and beyond    $4.065 million

               d) Section 7.02 is deleted and, in lieu thereof, the following is inserted as a new Section 7.02:

                    biosys agrees that ADM shall be the exclusive producer of nematodes and their equivalent products for biosys through 1994, and for the North and South American sales beyond 1994. In the event sales of biosys' own Products during the period January through June of any year would require an expansion of the biosys Facility beyond that described in
                    Section 3.02, ADM shall use its best efforts to make such expansion and to complete the same within twelve (12) months after the decision is made that such expansion is required, unless the existing 22,000 gallon nominal fermenters in BioChem II are available for and can be used to accomplish the expansion, in which case it shall be completed within six (6) months of the decision to make such expansion. Except at ADM's option, this expanded capacity shall be used exclusively for the production of biosys' own Products. biosys shall pay to ADM, on a monthly basis beginning start-up of the expansion equipment, 1/12 of annual fee equal to 40 percent of the expansion project cost.

          2. Except as specifically modified herein, all provisions of the Agreement shall remain in full force and effect without alteration. IN WITNESS WHEREOF, the parties hereto have executed this First Amendment on the date first written above.


BIOSYS                                 ARCHER-DANIELS-MIDLAND COMPANY

By: Edwin C. Quattlebaum               By:
      Its: Chief Executive Officer     Its: President - ADM BioProducts Division

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